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                                                                  EXHIBIT (a)(5)

                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of

                            Cobra Golf Incorporated

                                       at

                              $36.00 Net Per Share

                                       by

                                   HCAC, Inc.

                          a wholly-owned subsidiary of

                             American Brands, Inc.


    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
           CITY TIME, ON TUESDAY, JANUARY 23, 1996, UNLESS EXTENDED.


To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated December 22, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by HCAC, Inc. (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of American Brands, Inc., a Delaware corporation (the "Parent"), to purchase all outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of Cobra Golf Incorporated, a Delaware corporation (the "Company"), at a purchase price of $36.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $36.00 per Share, net to you in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all outstanding Shares.

    3. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which would constitute a majority of (i) the outstanding Shares (determined on a fully diluted basis) and (ii) the outstanding Shares (determined on a fully diluted basis) not owned beneficially or of record by the Company's directors or officers, and (2) the expiration or termination of applicable antitrust waiting periods. The Offer is also
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  subject to other terms and conditions contained in the Offer to Purchase.
  See the Introduction and Sections 1, 15 and 16 of the Offer to Purchase.

    4. The Board of Directors of the Company has by a unanimous vote of those members present approved the Offer, the Merger (as defined below) and the Merger Agreement (as defined below), determined that the terms of the Offer and the Merger contemplated thereby, are fair to and in the best interests of the stockholders of the Company and recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

    5. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of December 18, 1995 (the "Merger Agreement"), among the Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of the Parent (the "Merger"). In the Merger, each issued and outstanding Share (other than Shares owned by the Company as treasury stock, Shares owned by any subsidiary of the Company, Shares owned by the Parent or the Purchaser or any subsidiary thereof, or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $36.00 per Share, in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

    7. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, January 23, 1996, unless extended.

    8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by First Chicago Trust Company of New York (the "Depositary") of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in
  Section 2 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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               Instructions with Respect to the Offer to Purchase
                for Cash All Outstanding Shares of Common Stock
                                       of

                            Cobra Golf Incorporated

                                       by

                                   HCAC, Inc.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 22, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by HCAC, Inc., a Delaware corporation and a wholly-owned subsidiary of American Brands, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.001 per share (the "Shares"), of Cobra Golf Incorporated, a Delaware corporation, at a purchase price of $36.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered:       Shares*
--------
* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.


                                   SIGN HERE

 Signature(s) :_____________________________________________________________

 (Print Name(s)) :__________________________________________________________

 (Print Address(es)) :______________________________________________________

 (Area Code and Telephone Number(s)) :______________________________________

 (Taxpayer Identification or Social Security Number(s)): ___________________


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